C.H. ROBINSON INCENTIVE STOCK OPTION (TIME-BASED U.S.) AGREEMENT

THIS AGREEMENT (the “Agreement”), made on the Grant Date set forth in the C. H. Robinson Worldwide, Inc. Equity Award letter dated December 2, 2015 by and between C.H. ROBINSON WORLDWIDE, INC., a Delaware corporation (the “Company”), and the employee named on the C. H. Robinson Worldwide, Inc. Equity Award letter (“Employee”), pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”).

Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Employee hereby agree as follows:

1. Grant of Option

The Company hereby grants to Employee, on the Grant Date set forth in the C. H. Robinson Worldwide, Inc. Equity Award letter, the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock, par value $0.10 per share (the “Common Stock”), set forth on the C. H. Robinson Worldwide, Inc. Equity Award letter (the “Option Shares”) at the price per share set forth on the C. H. Robinson Worldwide, Inc. Equity Award letter on the terms and conditions set forth in this Agreement and in the Plan. This Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option shall terminate at the close of business ten (10) years from the Award Date, or such shorter period as is prescribed herein. Employee shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be issued to Employee upon the proper exercise of the Option.

2. Vesting and Exercisability

(a) Except as otherwise provided in paragraphs 3 and 5, Options granted to a participant will vest in equal annual installments over a five (5) year period contingent on the participant’s continued Service. Beginning on December 31, 2016, and on each December 31 thereafter through December 31, 2020, an equal portion (20%) of the Options will vest and become a right to receive an equal number of shares of the Company’s common stock.

(b) Subject to the terms and conditions set forth herein and in the Plan, the vested portion of this Option shall be exercisable by Employee until the termination of the Option. The vesting terms provided above shall be cumulative, meaning that to the extent the Option has not already been exercised and has not expired, terminated or been forfeited, Employee or the person otherwise entitled to exercise the Option under the terms of this Agreement and the Plan may at any time purchase all or any portion of the then vested Option Shares.

(c) During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution, as further provided in Section 6(c) of the Plan.

(d) Notwithstanding Section 2(a), the vesting of this Option shall be accelerated, and this Option may be exercised as to all Option Shares remaining subject to this Option Agreement, on the date of a Change in Control.

(e) Employee understands that to the extent that the aggregate Fair Market Value (determined at the time the Option was granted) of the shares of Common Stock with respect to which all incentive stock options within the meaning of Section 422 of the Code are exercisable for the first time by Employee during any calendar year exceed $100,000, in accordance with Section 422(d) of the Code such options shall be treated as options that do not qualify as incentive stock options.

3. Effect of Termination of Employment

(a) Except as otherwise provided herein, if Employee ceases to be an Employee (as defined in the Plan) prior to the termination of the Option, then Employee shall (i) forfeit the Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect, and (ii) subject to Section 3(b), retain the right to exercise any Option Shares that have previously become vested until the termination date of the Option. If, prior to any termination of Employment, Employee has executed and continues to adhere to a Management-Employee (“Key Employee”) Agreement in favor of the Company which contains a non-competition provision, then the Option shall not be terminated and vesting shall continue through the end of two (2) additional Measurement Periods following Employee’s termination of Employment with the Company. In addition, if prior to any termination of Employment, Employee has executed and continues to adhere to a Management-Employee (“Key Employee”) Agreement in favor of the Company which contains a non-competition provision and if Employee has a minimum of five (5) consecutive years of service at the time of such termination, then the Option shall not terminate and vesting shall continue through the end of additional Measurement Periods following such termination according to the following schedule:

Sum of Age in Whole Years and Tenure in Whole Years	Years of Potential Post-Employment Vesting
At least 50 and less than 60	3 years
At least 60 and less than 70	4 years
At least 70 and greater	5 years

Age and Tenure are individually rounded up to the nearest whole number and Tenure is defined as the period of time between Employee’s date of separation from Service with the Company and Employee’s last date of hire (or in the case of an acquisition, the equivalent last date of hire with the acquired entity). Under no event, however, will any entitlement to continued vesting under this Section 3(a) cause the vesting period of this Option to exceed five (5) years. Employee understands that if the Option or any portion of the Option is exercised in accordance with the above later than three months from the date of termination of employment, the Option or such portion of the Option may not qualify for treatment as an incentive stock option within the meaning of Section 422 of the Code.

(b) Notwithstanding the foregoing, if Employee embezzles or misappropriates Company funds or property, or is determined by the Company to have failed to comply with the terms and conditions of any of the following agreements which Employee may have executed in favor of the Company: i) Confidentiality and Noncompetition Agreement, ii) Management-Employee Agreement, iii) Sales-Employee Agreement, iv) Data Security Agreement, or v) any other agreement containing post-employment restrictions (collectively the “Obligations”), will immediately and automatically forfeit the Option, whether vested or unvested, and will retain no rights with respect to such Option.

(c) If Employee shall die while this Option is still exercisable according to its terms, or if employment is terminated because Employee has died or become subject to a Disability while in the employ of the Company or a subsidiary, if any, and Employee shall not have fully exercised the Option, such Option shall immediately vest in full and may be exercised at any time up to the expiration of the Option after Employee’s death or date of termination of employment for Disability by Employee, personal representatives or administrators, or guardians of Employee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution.

4. Manner of Exercise

(a) The Option may be exercised only by Employee or as otherwise provided herein or in the Plan by delivering within the Option period written notice to the Company at its principal office. The notice shall state the number of Option Shares as to which the Option is being exercised and be accompanied by payment in full of the Option price for all Option Shares designated in the notice.

(b) Employee may pay the Option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company (i) by delivering to the Company for cancellation shares of Common Stock of the Company with a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Option Shares being purchased or (ii) by delivering to the Company a combination of cash and shares of Common Stock of the Company with an aggregate Fair Market Value equal to the purchase price.

5. Additional Forfeiture Provisions

Employee and the Company have entered into one or more of the agreements included as Obligations under Section 3(b). Any shares of Common Stock of the Company acquired by Employee pursuant to the exercise of this Option shall be forfeited to the Company, in full, if Employee violates any of the terms of the Obligations or embezzles or misappropriates Company funds or property.

6. Miscellaneous

(a) This Option is issued pursuant to the Company’s 2013 Equity Incentive Plan, a copy of which has been provided to the Employee, and is subject to its terms. This Agreement and the other documents governing the Option shall be subject to the choice of law provisions of Section 18(e) of the Plan.

(b) This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its affiliates, nor will it interfere in any way with the right of the Company to terminate such employment at any time for any reason. Employee shall have none of the rights of a stockholder with respect to shares subject to this Option until such shares shall have been issued to Employee upon exercise of this Option.

(c) The exercise of all or any parts of this Option shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

(d) If there shall be any change in the shares of Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be unexercised and not yet expired, appropriate adjustments in the outstanding Option shall be made by the Company in accordance with Section 12(a) of the Plan. Such adjustments shall include, where appropriate, changes in the number of shares of Common Stock and the price per share subject to the outstanding Option as further provided in Section 12(a) of the Plan.

(e) The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(f) If Employee shall dispose of any of the shares of Common Stock of the Company acquired by Employee pursuant to the exercise of the Option within two years from the date the Option was granted or within one year after the transfer of any such shares to Employee upon exercise of the Option, then in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Common Stock of the Company within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

(g) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option when the Option does not qualify as an incentive stock option within the meaning of Section 422 of the Code and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee. Employee may elect to satisfy his federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a Fair Market Value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with such rules.

C.H. ROBINSON WORLDWIDE, INC.